                                                                    EXHIBIT 3.33

                            CERTIFICATE OF FORMATION

                                       OF

                     ONDEO NALCO INTERNATIONAL HOLDINGS LLC

1.   The name of the limited liability company is ONDEO Nalco International
     Holdings LLC.

2.   The address of the registered office in the State of Delaware is 1209
     Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of ONDEO Nalco International Holdings LLC this 18th day of October
2001.

                                               /s/  Howard L. Rosenberg
                                               ---------------------------------
                                               Howard L. Rosenberg
                                               Authorized Person

                              CERTIFICATE OF MERGER
                                     MERGING
                        OIL PRODUCTS & CHEMICAL CO., INC.
                                  WITH AND INTO
                     ONDEO NALCO INTERNATIONAL HOLDINGS LLC

     Pursuant to Section 18-209 of the Delaware Limited Liability Company Act
(the "DLLCA"), ONDEO Nalco International Holdings LLC, a Delaware limited liability company ("International Holdings"), does hereby certify the following with respect to the merger (the "Merger") of Oil Products & Chemical Co., Inc., an Illinois corporation ("Oil Products"), with and into International Holdings:

     1.   The name and state of organization of each of the constituent entities to the Merger is as follows:

          Name                                            State of Organization
          ----                                            ---------------------

          Oil Products & Chemical Co., Inc.               Illinois
          ONDEO Nalco International Holdings LLC          Delaware

     2.   An Agreement and Plan of Merger, dated as of October 22, 2001 (the
          "Merger Agreement"), by and between International Holdings and Oil
          Products, has been approved and executed by each of the constituent entities.

     3.   The name of the surviving entity is ONDEO Nalco International Holdings
          LLC, a Delaware limited liability company.

     4.   The certificate of formation of ONDEO Nalco International Holdings
          LLC, a Delaware limited liability company, which is the surviving limited liability company in the Merger, shall be the certificate of formation of the surviving limited liability company.

     5.   The executed Merger Agreement is on file at the principal place of business of the surviving limited liability company, the address of which is ONDEO Nalco Center, Naperville, Illinois 60563.

     6.   A copy of the Merger Agreement will be furnished by the surviving limited liability company, on request and without cost, to any shareholder of Oil Products and any member of International Holdings.

                                      -2-

     IN WITNESS WHEREOF, ONDEO Nalco international Holdings LLC has caused this
Certificate of Merger to be executed this 22nd day of October 2001.

                                         ONDEO NALCO INTERNATIONAL HOLDINGS LLC

                                         By: /s/ J. Michael Newton
                                                --------------------------------

                                         Name: J. Michael Newton
                                                --------------------------------

                                         Title: Manager
                                                --------------------------------

                                       3

                            CERTIFICATE OF AMENDMENT

                                       OF

                     ONDEO NALCO INTERNATIONAL HOLDINGS LLC

     1. The name of the limited liability company is ONDEO NALCO INTERNATIONAL
HOLDINGS LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

          "1. The name of the limited liability company (the "LLC") is Nalco
          International Holdings LLC."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Amendment of Ondeo Nalco International Holdings LLC this 2nd day of December,
2003.

                                                           /s/ Michael P. Murphy
                                                     ---------------------------
                                                              Michael P. Murphy
                                                                         Manager